Exhibit 99.1

Aerie Pharmaceuticals to Present at the RBC Capital Markets Global Healthcare Conference

BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C. & NEWPORT BEACH, Calif.—(BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (Nasdaq:AERI) today announced that Vicente Anido, Jr., Ph.D., chairman and chief executive officer will present in a fireside chat discussion at the RBC Capital Markets Global Healthcare Conference on Wednesday, February 26th at 8:00a.m. Eastern Time in New York, NY. Dr. Anido will provide an Aerie overview and business update.

The presentation will be webcast live and may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com/. A replay of the webcast will be available for 10 business days.

About Aerie Pharmaceuticals

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies. The Company is preparing for two Phase 3 registration trials, where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for AR-13324 (dosed once daily) compared to timolol (dosed twice daily). The Company also started a Phase 2b clinical trial of its fixed-dose combination product PG324, where the primary efficacy endpoint will be to demonstrate superiority of PG324 to each of its components.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-470-4320

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Angeli Kolhatkar, 212-213-0006

akolhatkar@burnsmc.com